Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Dave Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share	Other
	- Reserved for issuance under the Dave Inc. 2021 Equity Incentive Plan		17,454,650(2)	$5.69(3)	$99,316,959(3)	$0.0000927	$9,207
	- Reserved for future issuance under the Dave Inc. 2021 Employee Stock Purchase Plan		8,354,918(4)	$4.84(4)	40,437,804(5)	$0.0000927	$3,748
	- Dave Inc. 2017 Stock Plan (options)		33,057,116	$5.69(3)	188,094,990(3)	$0.0000927	$17,437
Total Offering Amounts					$334,951,432		$30,392.00
Total Fee Offsets							—
Net Fee Due							$30,392.00

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the common stock, $0.0001 par value per share (the “Class A Common Stock”), of Dave Inc. (the “Registrant”) that become issuable with respect to the securities identified in the above table, by reason of any stock dividend, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)

Represents a total of (i) 17,454,650 shares of Class A Common Stock reserved for issuance under the Dave Inc. 2021 Equity Incentive Plan (the “2021 Plan”) (ii) 8,354,918 shares of Class A Common Stock reserved for issuance under the Dave Inc. 2021 Employee Stock Purchase Plan and (iii) 33,057,116 shares of Class A Common Stock subject to outstanding options granted under the Dave Inc. 2017 Stock Plan.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act on the basis of $5.69, the average of the high and low prices of a share of Common Stock as reported on The Nasdaq Stock Market LLC on March 11, 2022.

(4)

Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of the average of the high and low prices of the Class A Common Stock on March 11, 2022, as reported on the Nasdaq Stock Market LLC. Pursuant to the ESPP, the purchase price of Class A Common Stock will be at least 85% of the lower of the fair market value of the Class A Common Stock on the first trading day of the offering period or on the applicable purchase date.